Trecora Resources Reports Second Quarter 2017 Results

Revenue Increased 27% Year-over-Year; Prime Product Volume Up 20%

Strong Quarterly Wax Sales at Trecora Chemical

Conference Call at 4:30 pm ET Today

SUGAR LAND, Texas, Aug. 3, 2017 /PRNewswire/ -- Trecora Resources (NYSE: TREC) a leading provider of high purity specialty hydrocarbons and waxes, today announced financial results for the second quarter ended June 30, 2017.

"We are pleased to report a strong operational quarter driven by a nearly 20% increase in prime product volume compared to the same quarter a year ago and continued progress on our transformational capital projects," said Simon Upfill-Brown, President and CEO. "Total revenue increased 27.1% compared to second quarter of 2016 as a result of increased average selling prices and strong volume growth, and while our gross margins were softer due to higher feedstock and operating costs, we reported an increase in adjusted EBITDA as compared to the previous quarter. More importantly, while our reported EPS was $0.03 per diluted share, this was significantly impacted by an equity loss attributable to the AMAK operations of $3.3 million, or a loss of $0.09 per diluted share. Excluding this impact, adjusted EPS was actually $0.12 per diluted share for the second quarter, showing significant quarterly improvement over the first quarter of 2017.

"We also reported another solid quarter at Trecora Chemical driven by a 31.8% year-over-year increase in revenue," continued Upfill-Brown. "Our new distillation unit generated revenue this quarter while our hydrogenation unit entered its initial start-up phase and is on track to provide additional revenue contributions in the third quarter. With these capital projects now reaching completion, combined with a full pipeline of custom processing projects, we expect continued growth throughout the second half of 2017.

"Finally, AMAK made solid progress within the mine operations as they continued to upgrade personnel and improve operations," said Upfill-Brown. "Although there were no copper or zinc concentrate sales in the second quarter, thereby causing a greater quarterly equity loss, concentrate deliveries to the port showed substantial increases with 54% more copper concentrate and 60% more zinc concentrate transported as compared to the first quarter. Shipments are expected in the third quarter. These actions, along with the exploration results, additional drilling set to start adjacent to Guyan, and a life of mine update for the copper and zinc assets expected in the fourth quarter, should continue the positive momentum into the second half of 2017."

Second Quarter 2017 Financial Results
Total revenue in the second quarter was $62.1 million, compared with $48.9 million in the second quarter of 2016, an increase of 27.1%. The increase in reported revenue was driven by a 5.4% increase in the average sales price of petrochemical products and a 22.6% increase in in petrochemical sales volume, compared with the second quarter of 2016. The higher average sales price was partially offset by an 18.2% year-over-year increase in the average per-gallon cost of petrochemical feedstock which is the basis for the formula pricing for about 60% of the Company's petrochemical product sales. Since formula pricing is based upon prior month feedstock averages, sales price increases tend to lag higher feedstock costs resulting in lower profit margins in the period.

Gross profit in the second quarter was $11.1 million, or 17.9% of total revenues, compared with $11.6 million, or 23.7% of total revenues, in the second quarter of 2016. Operating income for the second quarter was $5.2 million, compared with operating income of $5.9 million for the second quarter of 2016.

Net income for the second quarter was $0.8 million, or $0.03 per diluted share, compared with $10.3 million, or $0.41 per diluted share, for the second quarter of 2016. Adjusted net income for the quarter was $3.0 million, or $0.12 per share1. Reported net income in the second quarter of 2017 reflected equity in loss of AMAK of $3.3 million, or an estimated $(0.09) per diluted share on an after-tax basis. Net income in the second quarter of 2016 reflected a bargain purchase gain on the acquired B Plant of $11.5 million and equity in losses for AMAK of $1.0 million for an estimated combined impact of $0.28 per diluted share on an after-tax basis.

Adjusted EBITDA in the quarter was $8.4 million, representing a 13.5% margin, compared with Adjusted EBITDA of $8.9 million, representing an 18.1% margin for the same period a year ago.

South Hampton Resources
Petrochemical volume in the second quarter was 20.8 million gallons, compared with 17.0 million gallons in the second quarter of 2016. Prime product volume in the second quarter of 2017 was 16.3 million gallons, compared with 13.6 million gallons in the second quarter of 2016. Byproduct volume, which is sold at significantly lower margins than prime products, increased 32.4% sequentially and 32.9% year-over-year, to 4.5 million gallons. Byproduct margins were lower year-over-year and from the first quarter of 2017.

International volume represented 22.1% of total petrochemical volume during the quarter, up from 19.6% sequentially and 21.4% from the second quarter of 2016.

SHR SEGMENT INFORMATION*

	THREE MONTHS ENDED
	JUNE 30,
	2017	2016	% Change
Product sales	$50,508	$39,202	29%
Processing fees	2,071	2,419	(14%)
Net revenues	$52,579	$41,621	26%
Operating profit before depreciation and amortization	8,761	9,476	(8%)
Operating profit	7,217	8,048	(10%)
Profit before taxes	6,598	7,435	(11%)
Depreciation and amortization	1,544	1,428	8%
EBITDA	8,755	9,470	(8%)
Capital expenditures	$ 9,021	$ 5,739	57%

*Dollar amounts in thousands/rounding may apply

1Based on adjusted net income of $3.0 million and 25.0 million shares outstanding.

Trecora Chemical
In the second quarter, TC generated revenues of $9.5 million, up 31.8% from $7.2 million in the second quarter of 2016. TC revenue included $6.5 million of wax product sales, up 26.0%, and $3.0 million of custom processing fees, up 46.4%, when compared with the second quarter of 2016.

The distillation portion of the hydrogenation/distillation unit project at TC is operational and contributed to revenue in the second quarter. The hydrogenation section recently initiated the start-up process and is expected to contribute to revenues in the third quarter. This unit provides TC with new capabilities to leverage relationships with existing petrochemical customers and drive new custom processing revenue.

EBITDA in the second quarter was $0.8 million, compared with $12.3 million in the second quarter of 2016. Excluding the bargain purchase gain from B Plant, TC's Adjusted EBITDA in the second quarter of 2016 was $0.7 million.

TC SEGMENT INFORMATION*

	THREE MONTHS ENDED
	JUNE 30,
	2017	2016	% Change
Product sales	$6,508	$5,164	26%
Processing fees	3,028	2,069	46%
Net revenues	$9,536	$7,233	32%
Operating profit before depreciation and amortization	810	584	39%
Operating loss	(198)	(196)	(1%)
Profit (loss) before taxes	(269)	11,484	(102%)
Depreciation and amortization	1,008	780	29%
EBITDA	802	12,264	(93%)
Adjusted EBITDA (excluding bargain purchase gain)	802	715	12%
Capital expenditures	$ 4,931	$ 5,053	(2%)

*Dollar amounts in thousands/rounding may apply

Al Masane Al Kobra Mining Company (AMAK)
Trecora reported equity in losses of AMAK of approximately $3.3 million during the second quarter of 2017. Operations are progressing according to schedule. Although no copper or zinc concentrate sales were recorded in the second quarter, inventory was built at the port and will be shipped in the third quarter. Guyan exploration results and mineral resources update are complete. Exploration results extending the life of the copper and zinc mine assets, are expected in the fourth quarter.

Year-to-Date 2017 Results
Total revenue for the six months ended June 30, 2017 was $117.7 million, compared with revenue of $101.1 million in the first six months of 2016.

Gross profit for the first six months of 2017 was $21.7 million, compared with $23.3 million in the same period in 2016. Gross profit margin in the first six months of 2017 was 18.5%, compared with 23.1% in the same period in 2016.

Net income for the first six months of 2017 was $2.3 million, compared with $17.5 million in the same period of 2016. Diluted EPS was $0.09, compared with $0.70 in the same period of 2016. Net income in the first half of 2017 was negatively affected by equity in losses of AMAK of $4.3 million. In the first half of 2016, net income benefitted from equity in earnings for AMAK of $4.4 million and a bargain purchase gain on the acquisition of B Plant of $11.5 million for an estimated combined benefit of $0.41 per diluted share on an after-tax basis.

Adjusted EBITDA for the first six months of 2017 was $15.7 million, compared with $18.0 million in the same period in 2016. Adjusted EBITDA margin in the first six months of 2017 was 13.4%, compared with 17.8% in the same period of 2016.

South Hampton Resources (SHR)
Petrochemical volume in the first half was 38.2 million gallons, compared with 37.4 million gallons in the first half of 2016. Prime product volume in the first half of 2017 was 30.2 million gallons, compared with 28.2 million gallons in the first half of 2016. Byproduct volume, which is sold at lower margins, was down 12.9% year-over-year to 8.0 million gallons.

International volume represented 20.9% of total petrochemical volume during the first half of 2017.

SHR SEGMENT INFORMATION*

	SIX MONTHS ENDED
	JUNE 30,
	2017	2016	% Change
Product sales	$ 94,899	$ 81,826	16%
Processing fees	3,559	3,860	(8%)
Net revenues	98,458	85,686	15%
Operating profit before depreciation and amortization	16,975	17,886	(5%)
Operating profit	13,875	15,122	(8%)
Profit before taxes	12,601	13,884	(9%)
Depreciation and amortization	3,100	2,764	12%
EBITDA	16,949	17,880	(5%)
Capital expenditures	17,777	11,401	56%

*Dollar amount in thousands – rounding may apply

Trecora Chemical (TC)
In the first half of 2017, TC generated revenues of $19.2 million, up 24.9% from $15.4 million for the first half of 2016.

TC SEGMENT INFORMATION*

	SIX MONTHS ENDED
	JUNE 30,
	2017	2016	% Change
Product sales	$ 13,016	$ 9,721	34%
Processing fees	6,183	5,647	10%
Net revenues	19,199	15,368	25%
Operating profit before depreciation and amortization	1,555	2,647	(41%)
Operating profit (loss)	(469)	816	(157%)
Profit (loss) before taxes	(559)	12,490	(104%)
Depreciation and amortization	2,024	1,831	11%
EBITDA	1,528	14,321	(89%)
Adjusted EBITDA (excluding bargain purchase gain)	1,528	2,772	(45%)
Capital expenditures	10,056	6,993	44%

*Dollar amount in thousands – rounding may apply

Earnings Call
Today's conference call and presentation slides will be simulcast live on the Internet, and can be accessed on the investor relations section of the Company's website at http://www.trecora.com or at http://public.viavid.com/index.php?id=125362. A replay of the call will also be available through the same link.

To participate via telephone, callers should dial in five to ten minutes prior to the 4:30 pm Eastern start time; domestic callers (U.S. and Canada) should call 1-888-442-4145 or 1-719-457-2080 if calling internationally, using the conference ID 9848527. To listen to the playback, please call 1-844-512-2921 if calling within the United States or 1-412-317-6671 if calling internationally. Use pin number 9848527 for the replay.

Use of Non-GAAP Measures
The Company reports its financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). This press release contains the non-GAAP measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Net Income. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements
Statements in this press release that are not historical facts are forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our belief, as well as, assumptions made by and information currently available to us. Because such statements are based upon expectations as to future economic performance and are not statements of fact, actual results may differ from those projected. These risks, as well as others, are discussed in greater detail in Trecora Resources' filings with the Securities and Exchange Commission, including Trecora Resources' Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's subsequent Quarterly Reports on Form 10-Q. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release.

About Trecora Resources (TREC)
TREC owns and operates a facility located in southeast Texas, just north of Beaumont, which specializes in high purity hydrocarbons and other petrochemical manufacturing. TREC also owns and operates a leading manufacturer of specialty polyethylene waxes and provider of custom processing services located in the heart of the Petrochemical complex in Pasadena, Texas. In addition, the Company is the original developer and a 33.4% owner of Al Masane Al Kobra Mining Co., a Saudi Arabian joint stock company.

Investor Relations Contact:
Laurie Little
The Piacente Group
212-481-2050
trecora@tpg-ir.com

TRECORA RESOURCES AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	JUNE 30, 2017 (unaudited)	DECEMBER 31, 2016
ASSETS	(thousands of dollars)
Current Assets
Cash and cash equivalents	$ 1,748	$ 8,389
Trade receivables, net	25,032	22,193
Inventories	15,118	17,871
Prepaid expenses and other assets	3,574	3,511
Taxes receivable	3,200	3,983
Total current assets	48,672	55,947

Plant, pipeline and equipment, net	163,182	140,009

Goodwill	21,798	21,798
Other intangible assets, net	21,738	22,669
Investment in AMAK	45,122	49,386
Mineral properties in the United States	588	588
Other assets	42	87

TOTAL ASSETS	$ 301,142	$ 290,484

LIABILITIES
Current Liabilities
Accounts payable	$ 10,839	$ 13,306
Current portion of derivative instruments	19	58
Accrued liabilities	4,596	2,017
Current portion of post-retirement benefit	311	316
Current portion of long-term debt	8,061	10,145
Current portion of other liabilities	2,044	870
Total current liabilities	25,870	26,712

Long-term debt, net of current portion	81,002	73,107
Post-retirement benefit, net of current portion	897	897
Other liabilities, net of current portion	1,829	2,309
Deferred income taxes	23,589	23,083
Total liabilities	133,187	126,108

EQUITY
Common stockâ€‘authorized 40 million shares of $.10 par value; issued 24.5 million in 2017 and 2016 and outstanding 24.3 million and 24.2 million shares in 2017 and 2016, respectively	2,451	2,451
Additional paid-in capital	54,653	53,474
Common stock in treasury, at cost	(203)	(284)
Retained earnings	110,765	108,446
Total Trecora Resources Stockholders' Equity	167,666	164,087
Noncontrolling Interest	289	289
Total equity	167,955	164,376

TOTAL LIABILITIES AND EQUITY	$ 301,142	$ 290,484

TRECORA RESOURCES AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2017	2016	2017	2016

	(thousands of dollars)
REVENUES
Petrochemical and Product Sales	$ 57,016	$ 44,366	$ 107,915	$ 91,547
Processing Fees	5,099	4,488	9,742	9,507
	62,115	48,854	117,657	101,054

OPERATING COSTS AND EXPENSES
Cost of Sales and Processing
(including depreciation and amortization of $2,363, $2,028, $4,746, and $4,247, respectively)	51,008	37,280	95,932	77,709

GROSS PROFIT	11,107	11,574	21,725	23,345

GENERAL AND ADMINISTRATIVE EXPENSES
General and Administrative	5,740	5,491	11,961	10,940
Depreciation	205	187	410	364
	5,945	5,678	12,371	11,304

OPERATING INCOME	5,162	5,896	9,354	12,041

OTHER INCOME (EXPENSE)
Interest Expense	(678)	(607)	(1,314)	(1,235)
Bargain purchase gain from acquisition	--	11,549	--	11,549
Equity in Earnings (Losses) of AMAK	(3,298)	(1,017)	(4,264)	4,350
Miscellaneous Income (Expense)	(22)	123	(64)	110
	(3,998)	10,048	(5,642)	14,774

INCOME BEFORE INCOME TAXES	1,164	15,944	3,712	26,815

INCOME TAXES	332	5,692	1,393	9,339

NET INCOME	832	10,252	2,319	17,476

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	--	--	--	--

NET INCOME ATTRIBUTABLE TO TRECORA RESOURCES	$ 832	$ 10,252	$ 2,319	$ 17,476

Basic Earnings per Common Share
Net Income Attributable to Trecora Resources (dollars)	$ 0.03	$ 0.42	$ 0.10	$ 0.72

Basic Weighted Average Number of Common Shares Outstanding	24,256	24,204	24,248	24,344

Diluted Earnings per Common Share
Net Income Attributable to Trecora Resources (dollars)	$ 0.03	$ 0.41	$ 0.09	$ 0.70

Diluted Weighted Average Number of Common Shares Outstanding	25,034	24,885	25,044	24,985

TRECORA RESOURCES AND SUBSIDIARIES RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES(1)

Adjusted EBITDA Margin (rounding may apply)

	THREE MONTHS ENDED 6/30/17				THREE MONTHS ENDED 6/30/16
	TC	SHR	CORP	TREC	TC	SHR	CORP	TREC
NET INCOME (LOSS)	$(269)	$4,477	$(3,376)	$832	$7,443	$6,092	$(3,283)	$10,252
Interest	63	613	2	678	-	606	1	607
Taxes	-	2,121	(1,789)	332	4,041	1,344	307	5,692
Depreciation and amortization	21	168	16	205	16	164	7	187
Depreciation and amortization in cost of sales	987	1,376	-	2,363	764	1,264	-	2,028
EBITDA	802	8,755	(5,147)	4,410	12,264	9,470	(2,968)	18,766
Share based compensation	-	-	656	656	-	-	627	627
Bargain purchase gain	-	-	-	-	(11,549)			(11,549)
Equity in losses of AMAK	-	-	3,298	3,298	-	-	1,017	1,017
Adjusted EBITDA	$802	$8,755	$(1,193)	$8,364	$715	$9,470	$(1,324)	$8,861

Revenue	9,536	52,579		62,115	7,233	41,621		48,854
Adjusted EBITDA Margin	8.4%	16.7%		13.5%	9.9%	22.8%		18.1%
(adjusted EBITDA/revenue)
	SIX MONTHS ENDED 6/30/17				SIX MONTHS ENDED 6/30/16
	TC	SHR	CORP	TREC	TC	SHR	CORP	TREC
NET INCOME (LOSS)	$(559)	$8,459	$(5,581)	$2,319	$8,449	$8,893	$134	$17,476
Interest	63	1,248	3	1,314	-	1,232	3	1,235
Taxes	-	4,142	(2,749)	1,393	4,041	4,991	307	9,339
Depreciation and amortization	42	335	32	409	36	312	16	364
Depreciation and amortization in cost of sales	1,982	2,765	-	4,747	1,795	2,452	-	4,247
EBITDA	1,528	16,949	(8,295)	10,182	14,321	17,880	460	32,661
Share based compensation	-	-	1,289	1,289	-	-	1,274	1,274
Bargain purchase gain	-	-	-	-	(11,549)	-	-	(11,549)
Equity in losses (earnings) of AMAK	-	-	4,264	4,264	-	-	(4,350)	(4,350)
Adjusted EBITDA	$1,528	$16,949	$(2,742)	$15,735	$2,772	$17,880	$(2,616)	$18,036

Revenue	19,199	98,458		117,657	15,368	85,686		101,054
Adjusted EBITDA Margin	8.0%	17.2%		13.4%	18.0%	20.9%		17.8%
(adjusted EBITDA/revenue)

Adjusted Net Income and Estimated EPS Impact (rounding may apply)

	Three months ended		Six months ended
	6/30/2017	6/30/2016	6/30/2017	6/30/2016
NET INCOME	$832	$10,252	$2,319	$17,476

Bargain purchase gain	$0	($11,549)	$0	($11,549)
Equity in (earnings) losses of AMAK	3,298	$1,017	$4,264	($4,350)
Taxes at statutory rate of 35%	$1,154	($3,686)	($1,492)	$5,565
Tax effected equity in AMAK, gain on additional equity issuance by AMAK and bargain purchase gain	$2,144	($6,846)	$2,772	($10,334)
Adjusted Net Income	$2,976	$3,406	$5,091	$7,142
Diluted weighted average number of shares	25,034	24,885	25,044	24,985
Estimated effect on diluted EPS (tax effected equity in AMAK, gain on additional equity issuance by AMAK, and bargain purchase gain/diluted weighted average number of shares)	($0.09)	$0.28	($0.11)	$0.41

(1) This press release includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.